Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, in our capacity as directors of PLX Technology, Inc. a Delaware corporation (the “Company”), do hereby constitute and appoint David Raun and Arthur Whipple, and each of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on my behalf in my capacity as a director of the Company (i) a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”)  or other appropriate form for the registration of securities by the Company to be offered from time to time pursuant to Rule 415 under the Securities Act, provided that such registration statement shall be filed prior to June 30, 2013 and (ii) any amendment or post-effective amendment to such registration statement.

I hereby grant to each such attorney full power and authority to perform every act necessary to be done as fully as I might do in person.  I hereby revoke any or all prior appoints of attorneys-in-fact to the extent that they confer authority to sign the above-described documents.

This Power of Attorney may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Signature	Date
/s/ Ralph Schmitt Ralph Schmitt	May 16, 2013
/s/ Michael J. Salameh Michael J. Salameh	May 16, 2013
/s/ D. James Guzy D. James Guzy	May 16, 2013
/s/ John H. Hart John H. Hart	May 16, 2013
/s/ Robert H. Smith Robert H. Smith	May 17, 2013
/s/ David Raun David Raun	May 16, 2013
/s/ Thomas Riordan Thomas Riordan	May 16, 2013
/s/ Patrick Verderico Patrick Verderico	May 16, 2013